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                                                                 EXHIBIT 10-b-3
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                      ROCKWELL INTERNATIONAL CORPORATION
                   1979 STOCK OPTION PLAN FOR KEY EMPLOYEES
             STOCK OPTION AND STOCK APPRECIATION RIGHTS AGREEMENT

To:

     We are pleased to notify you that, in accordance with a determination of the Stock Option Committee established under the 1979 Stock Option Plan for Key
Employees (the "Plan"), an option to purchase      shares of common stock of the
Corporation at the price of       per share has this day been granted to you
together with stock appreciation rights covering        of the shares subject
to the option. A copy of the Plan is enclosed.

     This option and the related stock appreciation rights have been granted, and may be exercised, upon the terms and conditions set forth below.

          1.  Acceptance by Employee
              ----------------------
              Please sign the enclosed copy of this agreement at the place indicated and return it to the Secretary of the Corporation. This option and the related stock appreciation rights will terminate and be of no effect if such copy is not received by the Secretary within THIRTY DAYS OF THE DATE HEREOF, unless the Corporation (in its sole discretion) elects in writing to extend such period.

          2.  Exercise of Option and Related Stock Appreciation Rights
              --------------------------------------------------------
              Subject to the provisions of the Plan, this option and the related stock appreciation rights may be exercised by you in whole or in part (or, in the event of your death, by your estate or by any person who acquires this option by bequest or inheritance or by reason of your death) from time to time during the term beginning one year from the date hereof, and ending ten years from the date hereof, provided that: (a) in the event of your death or


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              termination of employment, the option and the related stock appreciation rights may be exercised only in accordance with the provisions of the Plan applying to the exercise of an option in the event of death or termination of employment (Section 7), and
              (b) the stock appreciation rights may be exercised by you only during the period beginning on the third business day following the dates of public release of the Corporation's quarterly or annual statements of sales and earnings. If stock appreciation rights are exercised in whole or in part, the related option or part thereof shall be surrendered and thereafter shall not be exercisable.

          3.  Notice of Exercise of Stock Option and Payment
              ----------------------------------------------
              The exercise in whole or in part of this stock option shall be effective only upon receipt by the Secretary of written notice specifying the number of shares to be purchased, accompanied by payment to the Corporation of the full purchase price of the shares which are the subject of the exercise. Certificates representing the number of shares purchased will be issued as soon thereafter as practicable.

          4.  Notice of Exercise of Stock Appreciation Rights
              -----------------------------------------------
              The exercise in whole or in part of stock appreciation rights under this agreement shall be effective only upon receipt by the Secretary of written notice specifying the number of rights being exercised, which notice shall also serve as a surrender of the related option or part thereof. As soon as practicable following the Secretary's receipt of the written notice, you will receive payment equal to the excess of the fair market value (as defined in the Plan), on the date of such exercise, of the shares covered by the related option or part thereof

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              over the option price of such shares. One half of the amount of such payment shall be in cash, and one half of the amount of such payment shall consist of shares of the Corporation's common stock valued at fair market value on the date of exercise, provided however that cash shall be paid with respect to any fractional interest in a share.

          5.  Transferability
              ---------------

              This option and the related stock appreciation rights are not transferable by you otherwise than by will or by the laws of descent and distribution, and are exercisable, during your lifetime, only by you.

          6.  Subject to Stock Option Plan
              ----------------------------
              This option and the related stock appreciation rights shall be subject in all respects to all the provisions of the Plan, as it may be amended.

          7.  Withholding
              -----------
              The Corporation shall have the right, in connection with the exercise of the option or stock appreciation rights in whole or in part, to deduct from any payment to be made by the Corporation under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require the employee or other person affecting such exercise to pay to it an amount sufficient to provide for any such taxes so required to be withheld.

          8.  Applicable Laws and Regulations
              -------------------------------
              This agreement and the Corporation's obligation to issue shares and pay cash hereunder are subject to applicable laws and regulations.

     The Corporation has been advised by Counsel as follows. This option is a nonqualified stock option under the provisions of the Federal income tax laws. Upon its exercise you will receive ordinary income measured by the difference between the option price and the fair market value of the shares


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at the time of exercise. Such ordinary income is regarded for Federal income tax purposes as personal service income, subject to withholding and other employment tax considerations, and eligible for a special "50% maximum rate." In the event of a later sale of the stock, acquired through the exercise of this option, any difference between the fair market value at the time of exercise and the price at which you sell the shares, will be treated as a capital gain or loss, either short-term or long-term, depending upon the period of time you have held the shares. If the sale results in a long-term capital gain, the normally untaxed 60% portion of any such long-term capital gain may be subject to the Alternative Minimum Tax of 10 to 25%, imposed in lieu of the regular income tax under the Revenue Act of 1978.

     Upon the exercise of a stock appreciation right, you will receive a payment from the Corporation in cash and shares of common stock. The total amount of this payment, i.e., the amount of cash and the fair market value of the common stock received, is also regarded as personal service income, subject to withholding and other employment tax considerations, and eligible for the special "50% maximum rate."

     Due to the complexity of the Federal income tax laws, and the differing personal circumstances of each optionee, the Corporation urges you to seek assistance from your personal tax advisor.

                                            ROCKWELL INTERNATIONAL CORPORATION


                                            By ________________________________



Dated:

Agreed to this ________ day
of _________________, 198__


___________________________
   Employee Signature



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